EXHIBIT 21

SUBSIDIARIES OF UMB FINANCIAL CORPORATION

December 31, 2007

Name of Entity	Organization		Incorporation or Jurisdiction of
A.	Registrant and Parent Company

	UMB Financial Corporation		Missouri

B.	Subsidiaries of Registrant

	1.	UMB National Bank of America	United States
UMB Financial Corporation owns 100%

	2.	UMB Bank Colorado	United States
UMB Financial Corporation owns 100%

	3.	UMB Bank Arizona, n.a.	United States
UMB Financial Corporation owns 100%

	4.	UMB Bank, n.a.	United States
UMB Financial Corporation owns 100%

		a. Kansas City Financial Corporation	Kansas
UMB Bank, n.a. owns 100%

		b. UMB Bank & Trust, n.a.	Missouri
UMB Bank, n.a. owns 100%

		c. UMB Capital Corporation	Missouri
UMB Bank, n.a. owns 100%

		d. Scout Investment Advisors, Inc.	Missouri
UMB Bank, n.a. owns 100%

		e. UMB Redevelopment Corporation	Missouri
UMB Bank, n.a. owns 100%

		f. UMB Banc Leasing Corp.	Missouri
UMB Bank, n.a. owns 100%

	g.	UMB Trust Company of South Dakota		South Dakota
UMB Bank, n.a. owns 100%

	h.	UMB Financial Services, Inc.		Missouri
UMB Bank, n.a. owns 100%

	i.	UMB Scout Insurance Services, Inc.		Missouri
UMB Bank, n.a. owns 100%

	j.	Kansas City Realty Company		Kansas
UMB Bank, n.a. owns 100%

		1)	UMB Realty Company, LLC	Delaware
Kansas City Realty Company owns 100%

5.	United Missouri Insurance Company			Arizona
UMB Financial Corporation owns 100%

6.	UMB Community Development Corporation			Missouri
UMB Financial Corporation owns 100%

7.	UMB Consulting Services, LLC			Missouri
UMB Financial Corporation owns 100%

8.	UMB National Sales Corporation			Missouri
UMB Financial Corporation owns 100%

9.	UMB Fund Services, Inc.			Wisconsin
UMB Financial Corporation owns 100%

		a.	UMB Distribution Services, LLC	Wisconsin
UMB Financial Services, Inc. owns 100%

		b.	Grand Avenue Distribution Services, LLC	Wisconsin
UMB Financial Services, Inc. owns 100%